UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2013, ReachLocal, Inc. publicly disseminated a press release announcing financial results for the third quarter ended September 30, 2013.

The foregoing description is qualified in its entirety by reference to ReachLocal’s press release, dated November 5, 2013, a copy of which is attached hereto as Exhibit 99.01 and incorporated herein by reference.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Hanks

On November 1, 2013, ReachLocal and Nathan Hanks, ReachLocal’s President and a board member, entered into a separation agreement. Under the separation agreement, Mr. Hanks resigned as President and as a board member immediately, but will remain employed as a Senior Adviser to ReachLocal’s Interim Chief Executive Officer through December 15, 2013. Pursuant to the separation agreement, Mr. Hanks will receive the following benefits beginning December 15, 2013: (i) continuation payments of his annual base salary of $400,000 for 12 months; (ii) 12 months of continued health benefits; (iii) immediate acceleration of all unvested equity awards that would have vested during the 12-month period following December 15, 2013, except for the performance-vesting restricted stock award granted to Mr. Hanks in February 2013, which will remain eligible to vest pursuant to its terms and the separation agreement; (iv) a period of 270 days from December 15, 2013 to exercise vested stock options (including those subject to acceleration), except for the stock option granted to him June 25, 2007, which will expire in accordance with its terms; and (v) eligibility to receive a pro-rated bonus for 2013, calculated commensurately with the 2013 bonuses of other named executive officers. Mr. Hanks’ employment letter with ReachLocal will terminate as of December 15, 2013, except to the extent otherwise expressly provided therein.

The foregoing is not a complete description of the terms and conditions of the separation agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed as an exhibit to ReachLocal’s next Quarterly Report on Form 10-Q.

Appointment of Mr. Claman

Effective November 1, 2013, the Board of Directors appointed Josh Claman as ReachLocal’s President.

Josh Claman, 51, has served as our Chief Revenue Officer since August 2012. Prior to joining ReachLocal, he spent 10 years at Dell where he served in several executive sales and general management roles. From 2010 to 2012, Mr. Claman was Dell’s Vice President and General Manager of Public and Large Enterprise Business in the Americas. Prior to Dell, he held several senior executive positions at NCR. Mr. Claman attended the Advanced Management Program at Oxford University, and received his Master of Business Administration from University of South Carolina and Bachelor of Arts from University of Illinois at Urbana-Champaign.

Mr. Claman’s compensation has not been amended in connection with his appointment as President.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.01	Press Release dated November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer